As filed with the Securities and Exchange Commission on

January 4, 2022

Registration No. 333-255667

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BURGERFI INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2418815
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

U.S. Highway 1

North Palm Beach, FL 33408

(561) 844-5528

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Rabinovitch

Chief Financial Officer

BurgerFi International, Inc.

U.S. Highway 1

North Palm Beach, FL 33408

(561) 844-5528 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley Houser, Esq.

Shane Segarra, Esq.

Holland & Knight LLP

701 Brickell Avenue, Suite 3300

Miami, FL 33131

Telephone: (305) 374-8500

Facsimile: (305) 789-7799

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock, $0.0001 par value per share	38,063,901 (4)	$13.16 (2)	$500,920,937.16	$54,650.47
Total	38,063,901		$500,920,937.16	$54,650.47

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on April 28, 2021, as reported on the Nasdaq Stock Market, LLC.

(3)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.
(4)

Consist of (A) 26,563,901 shares of Common Stock (as defined below) registered for resale by the Selling Stockholders named in this registration statement, including (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (ii)), (ii) 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, including, but not limited to, (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under Amended and Restated Forward Purchase Contracts that the Company entered into in connection with the Business Combination with Lion Point and Lionheart Equities, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, Inc. (“EarlyBirdCapital”), (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, (d) 2,875,000 founders’ shares issued and outstanding on the date of the IPO (the “Founders’ Shares”), (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants and (B) 11,500,000 shares of Common Stock issuable upon the exercise of the Public Warrants (as defined below) issued in the IPO.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 constitutes a Post-Effective Amendment No. 2 to our registration statement on Form S-1 (File No. 333-255667) (as amended, the “Initial Registration Statement”) declared effective by the SEC on May 10, 2021, as amended by Post-Effective Amendment No. 1, filed with the SEC on October 29, 2021, Amendment No. 1 to Post-Effective Amendment No. 1, filed with the SEC on November 5, 2021, and Amendment No. 2 to Post-Effective Amendment No. 2, filed with the SEC on November 23, 2021, which such Post-Effective Amendment No. 1, as amended, was declared effective by the SEC on December 3, 2021, to convert the Initial Registration Statement into a registration statement (the “Registration Statement”) on Form S-3. This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 contains a prospectus related to the registration of (A) the resale, from time to time, of an aggregate of 26,563,901 shares of Common Stock by the Selling Stockholders identified in this prospectus or their permitted transferees, all of which were initially registered on the Initial Registration Statement and (B) 11,500,000 shares of Common Stock issuable upon exercise of the Public Warrants, all of which also were initially registered on the Initial Registration Statement. Such Post-Effective Amendment No. 2 shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. All filing fees payable in connection with the shares of Common Stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Initial Registration Statement.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until this post-effective amendment no. 2 to Form S-1 on Form S-3 to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED JANUARY 4, 2022 Up to 38,063,901 Shares of

BURGERFI INTERNATIONAL, INC.

Common Stock

This prospectus relates to (A) 26,563,901 shares of Common Stock (as defined below) (of which 12,519,046 shares are currently issued and outstanding (exclusive of shares held in escrow)) registered for resale by the Selling Stockholders named in this registration statement, including (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (ii)), (ii) 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, the current owners of which are set forth in the Selling Stockholder table contained herein, including, but not limited to, (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under Amended and Restated Forward Purchase Contracts that the Company entered into in connection with the Business Combination with Lion Point and Lionheart Equities, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, Inc. (“EarlyBirdCapital”), (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, (d) 2,875,000 Founders’ Shares issued and outstanding on the date of the IPO, (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants, and (B) 11,500,000 shares of Common Stock issuable upon the exercise of the Public Warrants (as defined below) issued in the IPO.

We will receive the proceeds from any exercise of any Warrants for cash, but will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See “Plan of Distribution” beginning on page 39 of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our common stock and warrants are listed on the Nasdaq Stock Market, LLC under the symbols “BFI” and “BFIIW”, respectively. On December 29, 2021, the last reported sales price of our common stock was $5.65 per share and the last reported sales price of our warrants was $0.6755 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•

expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenue, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•

risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

•	our ability to successfully acquire and integrate new operations;

•	our ability to grow our customer base;

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	our expectations regarding future expenditures;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to compete effectively in the competitive restaurant industry;

•	our ability to protect and enhance our corporate reputation and brand;

•	geopolitical risk and changes in applicable laws or regulations;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	our ability to raise financing in the future; and

•	our ability to address other factors detailed herein under the section in this prospectus titled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe the information forms a reasonable basis for such statements, the information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

SELECTED DEFINITIONS

In this document, the following capitalized terms used herein have the following meanings:

“Business Combination” means the acquisition by the Company of all of the membership interest of BurgerFi International, LLC from its Members pursuant to the Membership Interest Purchase Agreement.

“Cash Merger Consideration” means cash payable to the Members at the Closing of the Business Combination in accordance with the Membership Interest Purchase Agreement, up to $20,000,000 of which was paid in Common Stock at a price of $10.60 per share.

“Closing Payment Shares” means stock certificates representing, in the aggregate, 4,716,981 shares of Purchaser Common Stock payable to the Members (or their designees) with a deemed price per share of $10.60 (with a value of $50,000,000 in the aggregate).

“Commission” means the SEC, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means common stock of the Company, par value $0.0001 per share.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “ 10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“DGCL” means the Delaware General Corporation Law.

“Earnout Share Consideration” means up to 9,356,459 shares of Common Stock issued as an earnout (the “Earnout”) in accordance with the Business Combination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founders’ Shares” means the 2,875,000 shares of common stock issued to Axis Public Ventures for an aggregate purchase price of $25,000 prior to the IPO.

“Initial Sponsor” means Axis Capital Management.

“IPO” means the initial public offering of the Purchaser pursuant to a prospectus dated March 13, 2018 (the “Prospectus”).

“Lionheart Equities” means Lionheart Equities, LLC.

“Lion Point” means Lion Point Capital, LP.

“Members” means the members of BurgerFi International, LLC immediately prior to the Business Combination.

“Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement pursuant to which the Company acquired all of the membership interest of BurgerFi International, LLC in connection with the Business Combination.

“Nasdaq” means the Nasdaq Capital Market or Nasdaq Stock Market, LLC.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Private Placement Units” means the 400,000 Units (each consisting of one share of Common Stock and one warrant exercisable into one share of Common Stock), issued at a price of $10.00 per Private Placement Unit purchased by our Initial Sponsor, Lion Point, and certain of our other initial stockholders who held Founders’ Shares prior to the IPO, plus the additional 45,000 Private Placement Units sold, in connection with the underwriter’s overallotment option in connection with our IPO, to our Initial Sponsor, Lion Point, and our other initial stockholders who held Founders’ Shares prior to the IPO, each at a purchase price of $10.00 per unit.

“Private Warrants” means the 3,595,000 warrants to purchase up 3,595,000 shares of Common Stock, at an exercise price of $11.50 per share, which consist of up to 3,000,000 warrants that are part of the 3,000,000 units issued to Lion Point and Lionheart Equities, in the aggregate, under the Amended and Restated Forward Purchase Contracts that the Company entered into, at the time of the Business Combination, with Lion Point and Lionheart Equities, 445,000 private placement warrants and 150,000 working capital warrants, all of which were issued pursuant to private placement exemptions and are included in the Registrable Securities.

“Public Warrants” means the 11,500,000 warrants to purchase 11,500,000 shares of Common Stock, at an exercise price of $11.50 per share, issued in connection with the IPO.

“Registrable Securities” consist of (A) 26,563,901 shares of Common Stock (as defined below) registered for resale by the Selling Stockholders named in this registration statement, including (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (ii)), (ii) 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, the current owners of which are set forth in the Selling Stockholder table contained herein, including, but not limited to, (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under Amended and Restated Forward Purchase Contracts that the Company entered into in connection with the Business Combination with Lion Point and Lionheart Equities, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, Inc. (“EarlyBirdCapital”), (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units

v

that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, (d) 2,875,000 Founders’ Shares issued and outstanding on the date of the IPO, (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants, and (B) the Public Warrants.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Stockholders” means the Selling Stockholders named in this prospectus.

“Sponsor” means LH Equities, LLC.

“Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

“Unit Purchase Option” means the unit purchase option to purchase 750,000 units of the Company issued to EarlyBirdCapital and its designees in connection with the IPO.

“Warrants” means the Public Warrants and the Private Warrants.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section titled, “Risk Factors,” and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before making an investment decision.

General

Opes Acquisition Corp. was formed as a blank check company incorporated in Delaware on July 24, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more operating businesses or entities. BurgerFi International, LLC was formed in Delaware on April 15, 2011. On December 16, 2020, to effectuate the Business Combination, Opes Acquisition Corp. purchased 100% of the membership interests of BurgerFi International, LLC from the Members of BurgerFi International, LLC, resulting in BurgerFi International, LLC becoming a wholly owned subsidiary of Opes, Subsequently, in connection with this Business Combination, Opes changed its name to “BurgerFi International, Inc.” On December 16, 2020, as a result of the consummation of the Business Combination, which fulfilled the “initial Business Combination” requirement of Opes’s Certificate of Incorporation, as amended and restated, the Company ceased to be a shell company. References to the “Post-Combination Company” refer to BurgerFi International, Inc. after the consummation of the Business Combination. Unless the context otherwise requires, all references to “we,” “us,” “our,” “BurgerFi” and the “Company” and other similar references refer to the Post-Combination Company and, unless otherwise stated, all of its subsidiaries. All references to “Opes” refer to the Company before the closing of the Business Combination.

We are a fast-casual “better burger” concept with 116 franchised and corporate-owned restaurants as of September 30, 2021, renowned for delivering an exceptional, all-natural premium burger experience in a refined, contemporary environment. We offer a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut fries and onion rings, shakes, beer, wine and more. Originally founded in February 2011 in sunny Lauderdale-by-the-Sea, Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. We have become the go-to burger restaurant for good times and high-quality food across the United States and beyond. Known for delivering the all-natural burger experience in a fast-casual environment, we are committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.

Today, we are among the nation’s fastest-growing better burger concepts and took the No. 1 spot on Fast Casual Restaurant’s Top 100 Movers & Shakers for 2021, ranked Top Better Burger chain in Fast Casual Restaurants in USA Today’s 10 Best Readers’ Choice for 2021, placed as the Top Better Burger Chain in Fast Casual’s Top 100 Movers & Shakers list in 2021, named QSR Magazine’s Breakout Brand of the Year for 2020, named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, and listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019. We were also featured in the fourth annual Chain Reaction antibiotic scorecard by National Resources Defense Council and Consumer Reports with an “A” rating – one of only two brands serving passing grade beef.

Since our inception, we have grown steadily—with 116 BurgerFi restaurants, as of September 30, 2021, in 2 countries and 22 states and Puerto Rico—and we continue to expand, bringing the BurgerFi experience to new guests around the world.

Recent Developments

On October 8, 2021, the Company entered into a Stock Purchase Agreement (the “Original Purchase Agreement”) pursuant to which the Company agreed to acquire (the “Stock Acquisition”) 100% of the outstanding shares of Hot Air, Inc., a Delaware corporation (“Hot Air”), from Cardboard Box LLC, a Delaware limited liability company (“Cardboard”). Hot Air, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings” (“ACFP”). On November 3, 2021, the Company, Hot Air and Cardboard entered into an Amended and Restated Stock Purchase Agreement in order to amend and restate the Original Purchase Agreement with respect to certain provisions, including the treatment of the in-the-money options previously issued to employees and directors of Hot Air under the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan. On November 3, 2021, the Stock Acquisition was completed. Hot Air’s audited financial statements for the years ended January 4, 2021 and December 30, 2019 and unaudited interim financial statements for the periods ended October 4, 2021 and September 28, 2020 and pro forma condensed combined financial information as of and for the nine months ended September 30, 2021 and the year ended December 31, 2020 included in the Company’s Current Report on Form 8-K filed by the Company on January 3, 2022 are incorporated by reference into this registration statement.

The Offering

Issuer	BurgerFi International, Inc.

Issuance of Common Stock	We are registering 11,500,000 shares of Common Stock that are issuable upon the exercise of 11,500,000 Public Warrants.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	21,303,500 (as of December 31, 2021) (does not include potential Earnout Share Consideration).(1)

Shares of Common Stock Outstanding Assuming Exercise of All Warrants (including the Public Warrants, Private Warrants and warrants exercisable under outstanding units pursuant to the Unit Purchase Option)	36,473,500 (does not include potential Earnout Share Consideration).(1)

Exercise Price of Warrants	$11.50 per share, subject to adjustments as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $174,455,000 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Securities offered by the Selling Stockholders	We are registering the resale by the Selling Stockholders named in this prospectus, or their permitted transferees, of an aggregate of 26,563,901 shares of common stock (includes (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (iii)), (ii) up to 9,356,459 shares potentially issued to the Members as Earnout Share Consideration, (iii) 943,396 shares placed in escrow pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination).

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders.

Nasdaq ticker symbol	Our common stock and warrants are listed on the Nasdaq Capital Market under the symbols BFI” and “BFIIW,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing our securities.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 39.

(1) Includes 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement.

SUMMARY RISK FACTORS

Our business is subject to numerous risks. In addition to the summary below, you should carefully review the “Risk Factors” section of this registration statement. We may be subject to additional risks and uncertainties not presently known to us or that we currently deem immaterial. These risks should be read in conjunction with the other information in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and in our other public disclosures. Some of the principal risks relating to our business include:

•	We incurred significant indebtedness as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.

•

We used a significant portion of the Company’s cash for paydown of debt and transaction costs as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.

•	The Stock Acquisition is expected to significantly change the business and operations of BurgerFi. We may face challenges integrating the businesses.

•	The combination of the BurgerFi and ACFP businesses may not lead to the growth and success of the combined business that we believe will occur.

•	Our multibrand strategy may not be successful.

•	Integrating the businesses of BurgerFi and ACFP may disrupt or have a negative impact on the combined business.

•

BurgerFi stockholders prior to the closing of the Stock Acquisition (the “ACFP Closing”) have a reduced ownership and voting interest after the Stock Acquisition and will exercise less influence over management.

•

The unaudited pro forma financial statements incorporated by reference into this registration statement are presented for illustrative purposes only and the actual financial condition and results of operations of the combined business following the Stock Acquisition may differ materially.

•	The market price of Common Stock after the Stock Acquisition may be affected by factors different from those that affected the shares of BurgerFi prior to the Stock Acquisition.

•	Our primary growth strategy is highly dependent on the availability of suitable locations and our ability to develop and open new restaurants on a timely basis, on attractive terms.

•	Our expansion into new markets may present increased risks, which could affect our profitability.

•	Our failure to effectively manage our growth could harm our business and operating results.

•	New restaurants, once opened, may not be profitable and may negatively affect restaurant sales at our existing restaurants.

•	We have a limited number of suppliers for our major products and rely on SYSCO Corporation for the majority of our domestic distribution needs.

•	Our plans to open new restaurants, and the ongoing need for capital expenditures at our existing restaurants, require us to spend capital.

•	Our marketing strategies and channels will evolve and may not be successful.

•

Our franchise business model presents a number of risks. We rely on a limited number of franchisees for the operation of our franchised restaurants, and we have limited control with respect to the operations of our franchised restaurants, which could have a negative impact on our reputation and business.

•	Incidents involving food safety and food-borne illnesses could adversely affect guests’ perception of our brand, result in lower sales and increase operating costs.

•	Increased food commodity and energy costs could decrease our restaurant-level operating profit margins or cause us to limit or otherwise modify our menu, which could adversely affect our business.

•	The digital and delivery business, and expansion thereof, is uncertain and subject to risk.

•	Shortages or interruptions in the supply or delivery of food products could adversely affect our operating results.

•	We face significant competition for guests, and if we are unable to compete effectively, our business could be adversely affected.

•	The COVID-19 pandemic has adversely affected and could continue to adversely affect our financial results, condition, and outlook.

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Security breaches of either confidential guest information in connection with, among other things, our electronic processing of credit and debit card transactions or mobile ordering app, or confidential employee information may adversely affect our business.

•	If we experience a material failure or interruption in our systems, our business could be adversely impacted.

•	We depend on key members of our executive management team.

•	We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

•	Our insurance coverage may not provide adequate levels of coverage against claims.

•

Failure to comply with privacy and cybersecurity laws and regulations could cause us to face litigation and penalties that could adversely affect our business, financial conditions and results of operations.

•

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely and accurate financial information or comply with Section 404 of the Sarbanes-Oxley Act could be impaired, which could have a material adverse effect on our business and stock price.

•

We identified material weaknesses in our internal control over financial reporting in 2020. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business, investor confidence, and our stock price.

•	We have significant stockholders whose interests may differ from those of our public stockholders.

•	Our anti-takeover provisions could prevent or delay a change in control of the Company, even if such change in control would be beneficial to our stockholders.

•	We may be unable to maintain the listing of our securities in the future.

•	If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

•	A significant number of shares of our common stock are subject to issuance upon exercise of the outstanding warrants, which upon such exercise may result in dilution to our security holders.

•	Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

•	Trading volatility and the price of our common stock may be adversely affected by many factors.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled, “Special Note Regarding Forward-Looking Statements,” and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus before deciding whether to purchase any of our securities. If any of these risks actually occur, it could harm our business, financial condition, results of operations and cash flows and our prospects. In that event, the price of our securities could decline and you could lose part or all of your investment.

RISKS RELATED TO THE STOCK ACQUISITION

We incurred significant indebtedness as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.

In connection with the Stock Acquisition, we assumed approximately $75.6 million of the indebtedness of Hot Air, subject to certain post-closing adjustments. The Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under indebtedness that may not be successful. The inability in the future to repay such indebtedness when due would have a material adverse effect on the Company.

We used a significant portion of the Company’s cash for paydown of debt and transaction costs as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.

We used approximately $15 million of the Company’s cash for principal paydown of ACFP’s indebtedness and one-time transaction costs in connection with the Stock Acquisition. These transaction costs include legal and accounting fees and expenses and other related charges. We may also incur additional unanticipated costs in connection with the Stock Acquisition. Additional costs will be incurred in connection with integrating BurgerFi’s and ACFP’s businesses. Costs in connection with the Stock Acquisition and integration may be higher than expected. These costs could adversely affect BurgerFi’s financial condition, operating results or prospects.

The Stock Acquisition is expected to significantly change the business and operations of BurgerFi. We may face challenges integrating the businesses.

As a result of the Stock Acquisition, both the size and geographic scope of BurgerFi’s business is expected to significantly increase. We may face challenges integrating such geographically diverse businesses and implementing a smooth transition of business focus and governance in a timely or efficient manner. In particular, if the effort we devote to the integration of our businesses with that of ACFP diverts more management time or other resources from carrying out our operations than we originally planned, our ability to maintain and increase revenues as well as manage our costs could be impaired. Furthermore, our capacity to expand other parts of our existing businesses may be impaired. We also cannot assure you that the combination of the BurgerFi and ACFP businesses will function as we anticipate, or that significant synergies will result from the Stock Acquisition. Any of the above could have a material adverse effect on our business.

The combination of the BurgerFi and ACFP businesses may not lead to the growth and success of the combined business that we believe will occur.

Although we believe the combination of the BurgerFi and ACFP businesses will provide a significant commercial opportunity for growth, we may not realize all of the synergies that we anticipate and may not be successful in implementing our commercialization strategy. Our combined business will be subject to all of the risks and uncertainties inherent in the pursuit of growth in our industry and we may not be able to successfully sell our products, obtain the regulatory clearances and approvals we apply for or, or realize the anticipated benefits from our distribution, collaboration and other commercial partners. If we are not able to grow the combined business of BurgerFi and ACFP as a commercial enterprise, our financial condition will be negatively impacted.

Our multibrand strategy may not be successful.

The Stock Acquisition is the Company’s first acquisition in building a premium multibrand platform. Prior to the Stock Acquisition, BurgerFi and ACFP were independent businesses, and, following the Stock Acquisition, they will continue to operate as independent brands as part of our multibrand strategy to allow us to preserve the value of their brands. We believe that broader recognition and positive perception of these multiple brands individually, as well as collectively under the “BurgerFi” brand, are essential to our future success. Our successful positioning of our brands depends in large part on the success of our advertising and promotional efforts and our ability to continue to provide products that are desirable by our customers. Accordingly, we intend to continue to pursue an aggressive brand enhancement strategy, which includes multimedia advertising, promotional programs and public relations activities. These initiatives may require significant expenditures. If our multibrand strategy is unsuccessful, these expenses may never be recovered. Any failure of our other marketing efforts could also have an adverse impact on us.

Integrating the businesses of BurgerFi and ACFP may disrupt or have a negative impact on the combined business.

We could have difficulty integrating the assets, personnel, operations and business of BurgerFi and ACFP. The Stock Acquisition is complex and we will need to devote significant time and resources to integrating the businesses. Risks that could impact us negatively include:

•	the difficulty of integrating ACFP and its concepts and operations;

•	the difficulty in combining our financial operations and reporting;

•	the potential disruption of the ongoing businesses and distraction of our management;

•	changes in our business focus and/or management;

•	risks related to international operations;

•	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel; and

•	the potential inability to manage an increased number of locations and employees.

BurgerFi stockholders prior to the Stock Acquisition have a reduced ownership and voting interest after the Stock Acquisition and will exercise less influence over management.

BurgerFi stockholders prior to the Stock Acquisition had the right to vote in the election of the BurgerFi Board of Directors and on other matters affecting BurgerFi. After completion of the Stock Acquisition, BurgerFi stockholders prior to the Stock Acquisition own greater than 80% and Cardboard owns less than 20% of the outstanding shares of BurgerFi. As a result of the Stock Acquisition, BurgerFi stockholders prior to the Stock Acquisition will have less influence on the management and policies of BurgerFi post-closing than they had prior to the Stock Acquisition.

The unaudited pro forma financial statements incorporated by reference into this registration statement are presented for illustrative purposes only and the actual financial condition and results of operations of the combined business following the Stock Acquisition may differ materially.

The unaudited pro forma financial statements incorporated by reference into this registration statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined business’s financial condition or results of operations following the Stock Acquisition for several reasons. The actual financial condition and results of operations of the combined business following the Stock Acquisition may not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined business’s financial condition or results of operations following the Stock Acquisition. Any potential decline in the combined business’s financial condition or results of operations may cause significant variations in the stock price of the Company.

The market price of our Common Stock after the Stock Acquisition may be affected by factors different from those affecting the shares of BurgerFi prior to the Stock Acquisition.

ACFP’s business differs in important respects from that of BurgerFi, and, accordingly, the results of operations of the combined business and the market price of our Common Stock after the completion of the Stock Acquisition may be affected by factors different from those that affected the results of operations of each of BurgerFi and ACFP prior to the Stock Acquisition. For a discussion of the business of ACFP and of certain factors to consider in connection with ACFP’s business, see the financial statements of Hot Air and its subsidiaries incorporated by reference into this registration statement.

RISKS RELATED TO OUR GROWTH STRATEGIES AND OPERATIONS

Our primary growth strategy is highly dependent on the availability of suitable locations and our ability to develop and open new restaurants on a timely basis, on attractive terms.

One of the keys to achieving our growth strategies will be opening and operating new restaurants on a profitable basis for the foreseeable future. We must identify target markets where we can enter or expand, taking into account numerous factors such as the location of our current restaurants, the target consumer base, population density, demographics, traffic patterns, competition, geography and information gathered from our various contacts. We may not be able to open our planned new restaurants within budget or on a timely basis, if at all, given the uncertainty of these factors, which could adversely affect our business, financial condition and results of operations. As we operate more restaurants, our rate of expansion relative to the size of our restaurant base will eventually decline.

The number and timing of new restaurants opened during any given period may be negatively impacted by a number of factors including: (1) the identification and availability of attractive sites for new restaurants; (2) difficulty negotiating suitable lease terms; (3) shortages of construction labor or materials; (4) recruitment and training of qualified personnel in the local market; (5) our ability to obtain all required governmental permits, including zoning approvals; (6) our ability to control construction and development costs of new restaurants; (7) competition in new markets, including competition for appropriate sites; (8) the proximity of potential sites to an existing restaurant, and the impact of cannibalization on future growth; (9) anticipated commercial, residential and infrastructure development near our new restaurants; and (10) the cost and availability of capital to fund construction costs and pre-opening costs.

Accordingly, we cannot assure you that we will be able to successfully expand as we may not correctly analyze the suitability of a location or anticipate all of the challenges imposed by expanding our operations. Our growth strategy, and the substantial investment associated with the development of each new domestic company-operated restaurant, may cause our operating results to fluctuate and be unpredictable or adversely affect our profits. In addition, as has happened when other restaurant concepts have tried to expand, we may find that our concept has limited appeal in new markets or we may experience a decline in the popularity of our concept in the markets in which we operate. If we are unable to expand in existing markets or penetrate new markets, our ability to increase our revenue and profitability may be materially harmed or we may face losses.

Our expansion into new markets may present increased risks, which could affect our profitability.

We hope to open Company-operated restaurants in markets where have little or no operating experience. Restaurants we open in new markets may take longer to reach expected restaurant sales and profit levels on a consistent basis and may have higher construction, occupancy, or operating costs than restaurants we open in existing markets. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than originally planned in advertising and promotional activity in new markets to build brand awareness. We may also incur higher costs from entering new markets if, for example, we assign area directors to manage comparatively fewer restaurants than we assign in more developed markets. Also, until we attain a critical mass in a market, the restaurants we open will incur higher food distribution costs and reduced operating leverage. As a result, these new restaurants may be less successful or may achieve target restaurant-level operating profit margins at a slower rate, if ever.

Our failure to effectively manage our growth could harm our business and operating results.

Our existing personnel, management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures, and controls and to locate, hire, train and retain management and operating personnel, particularly in new markets. We may not be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure or be able to hire or retain the necessary management and operating personnel, which could harm our business, financial condition or results of operations. These demands could cause us to operate our existing business less effectively, which in turn could cause a deterioration in the financial performance of our existing restaurants. If we experience a decline in financial performance, we may decrease the number of or discontinue restaurant openings, or we may decide to close restaurants that we are unable to operate in a profitable manner.

New restaurants, once opened, may not be profitable and may negatively affect restaurant sales at our existing restaurants.

Our results have been, and in the future may continue to be, significantly impacted by the timing of new restaurant openings (often dictated by factors outside of our control). Our experience has been that labor and operating costs associated with a newly opened restaurant for the first several months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. Our new restaurants take a period of time to reach target operating levels due to inefficiencies typically associated with new restaurants, including the training of new personnel, new market learning curves, inability to hire sufficient qualified staff and other factors. We may incur additional costs in new markets, particularly for transportation and distribution, which may impact the profitability of those restaurants. Although we have specific target operating and financial metrics, new restaurants may not meet these targets or may take longer than anticipated to do so. Any new restaurants we open may not be profitable or achieve operating results similar to those of our existing restaurants, which could adversely affect our business, financial condition or results of operations.

If we are unable to maintain and grow restaurant sales at existing restaurants, our financial performance could be adversely affected.

The level of same-store sales growth, which represents the change in year-over-year revenue for domestic Company-operated restaurants open for 14 full months or longer, could affect our restaurant sales growth. Our ability to increase same-store sales depends, in part, on our ability to successfully implement our initiatives to build restaurant sales. It is possible such initiatives will not be successful, that we will not achieve our target same-store sales growth or that same-store sales growth could be negative, which may cause a decrease in restaurant sales and profit growth that would adversely affect our business, financial condition or results of operations.

Our mission of being “natural and proud of it” may subject us to risks.

Our mission is a significant part of our business strategy and what we are as a company. However, we face many challenges in carrying out our mission. We incur higher costs and other risks associated with purchasing high quality ingredients grown or raised with an emphasis on quality and responsible practices. As a result, our food and labor costs may be significantly higher than other companies who do not source high quality ingredients or pay above minimum wage. Additionally, the supply for high quality ingredients may be limited and it may take us longer to identify and secure relationships with suppliers that are able to meet our quality standards and have sufficient quantities to support our growing business. If we are unable to obtain a sufficient and consistent supply for our ingredients on a cost-effective basis, our food costs could increase or we may experience supply interruptions which could have an adverse effect on our operating margins. Additionally, some of our competitors have recently announced initiatives to offer better quality ingredients, such as antibiotic-free meat. If this trend continues, it could further limit our supply for certain ingredients and we may lose our competitive advantage as it will be more difficult for our business to differentiate itself.

We have a limited number of suppliers for our major products and rely on SYSCO Corporation for the majority of our domestic distribution needs.

We have a limited number of suppliers for our major ingredients. Due to this concentration of suppliers, the cancellation of our supply arrangements with any one of these suppliers or the disruption, delay or inability of these suppliers to deliver these major products to our restaurants may materially and adversely affect our results of operations while we establish alternate distribution channels. In addition, if our suppliers fail to comply with food safety or other laws and regulations, or face allegations of non-compliance, their operations may be disrupted. we cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms or a timely basis, if at all. Although we believe that alternative supply and distribution sources are available, there can be no assurance that we will continue to be able to identify or negotiate with such sources on terms that are commercially reasonable to us. If our suppliers or distributors are unable to fulfill their obligations under their contracts or we are unable to identify alternative sources, we could encounter supply shortages and incur higher costs, each of which could have a material adverse effect on our results of operations.

Our plans to open new restaurants, and the ongoing need for capital expenditures at our existing restaurants, require us to spend capital.

Our growth strategy depends on opening new restaurants, which will require us to use cash flows from operations. We cannot assure you that cash flows from operations will be sufficient to allow us to implement our growth strategy. If these funds are not allocated efficiently among our various projects, or if any of these initiatives prove to be unsuccessful, we may experience reduced profitability and we could be required to delay, significantly curtail or eliminate planned restaurant openings, which could have a material adverse effect on our business, financial condition and results of operations. In addition, as our restaurants mature, our business will require capital expenditures for the maintenance, renovation, and improvement of existing restaurants to remain competitive and maintain the value of our brand standard. This creates an ongoing need for cash, and, to the extent we cannot fund capital expenditures from cash flows from operations, funds will need to be borrowed or otherwise obtained. If the costs of funding new restaurants or renovations or enhancements to existing restaurants exceed budgeted amounts, and/or the time for building or renovation is longer than anticipated, our profits and liquidity could be reduced. If we cannot access the capital we need, we may not be able to execute our growth strategy, take advantage of future opportunities or respond to competitive pressures.

Our marketing strategies and channels will evolve and may not be successful.

We incur costs and expend other resources in our marketing efforts to attract and retain guests. Our strategy includes public relations, digital and social media, promotions and in-store messaging, which require less marketing spend as compared to traditional marketing programs. Currently, the number of discounted promotions and advertising we undertake is not significant. As the number of restaurants increases, and as we expand into new markets, we expect to increase our investment in advertising and consider additional promotional activities. Accordingly, in the future, we will incur greater marketing expenditures, resulting in greater financial risk and a greater impact on our financial results. We rely heavily on social media for many of our marketing efforts. If consumer sentiment towards social media changes or a new medium of communication becomes more mainstream, we may be required to fundamentally change our current marketing strategies which could require us to incur significantly more costs. Some of our marketing initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenue. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than we are able to at this time. Should our competitors increase spending on marketing and advertising or our marketing funds decrease for any reason, or should our advertising and promotions be less effective than those of our competitors, there could be a material adverse effect on our business, financial condition and results of operations.

We rely on a limited number of franchisees for the operation of our franchised restaurants, and we have limited control with respect to the operations of our franchised restaurants, which could have a negative impact on our reputation and business.

We rely, in part, on our franchisees and the manner in which they operate their restaurants to develop and promote our business. As of September 30, 2021, 50 franchisees operated all of our domestic franchised restaurants and two franchisees operated all of our international franchised restaurants. Our franchisees are required to operate their restaurants according to the specific guidelines we set forth, which are essential to maintaining brand integrity and reputation, all laws and regulations applicable to us and our subsidiaries, and all laws and regulations applicable in the jurisdictions in which we operate. We provide training to these franchisees to integrate them into our operating strategy and culture. However, since we do not have day-to-day control over all of these restaurants, we cannot give assurance that there will not be differences in product and service quality, operations, labor law enforcement or marketing or that there will be adherence to all of our guidelines and applicable laws at these restaurants. In addition, if our franchisees fail to make investments necessary to maintain or improve their restaurants, guest preference for the BurgerFi brand could suffer. Failure of these restaurants to operate effectively could adversely affect our cash flows from those operations or have a negative impact on our reputation or our business.

The success of our franchised operations depends on our ability to establish and maintain good relationships with our franchisees. The value of our brand and the rapport that we maintain with our franchisees are important factors for potential franchisees considering doing business with us. If we are unable to maintain good relationships with franchisees, we may be unable to renew franchise agreements and opportunities for developing new relationships with additional franchisees may be adversely affected. This, in turn, could have an adverse effect on our business, financial condition and results of operations. Although we have developed criteria to evaluate and screen prospective developers and franchisees, we cannot be certain that the developers and franchisees we select will have the business acumen necessary to open and operate successful franchised restaurants in their franchising areas.

Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us or to be able to find suitable sites on which to develop them, or they may elect to cease development for other reasons. Franchisees may not be able to negotiate acceptable lease or purchase terms for the sites, obtain the necessary permits and governmental approvals or meet construction schedules. Additionally, financing from banks and other financial institutions may not always be available to franchisees to construct and open new restaurants. Any of these factors could slow our growth from franchised operations and reduce our franchising revenue.

Our franchise business model presents a number of risks.

Our success as a franchised business relies, in part, on the financial success and cooperation of our franchisees. Our restaurant margins arise from two sources: fees from franchised restaurants (e.g., royalties based on a percentage of sales) and sales from Company-operated restaurants. Our franchisees manage their businesses independently, and therefore are responsible for the day-to-day operation of their restaurants. The revenue we realize from franchised restaurants is largely dependent on the ability of our franchisees to grow their sales. Business risks affecting our operations also affect our franchisees. In particular, our franchisees have also been significantly impacted by the COVID-19 pandemic. If franchisee sales trends continue to worsen, our financial results will continue to be negatively affected, which may be material.

Our success also relies on the willingness and ability of our independent franchisees to implement our initiatives, which may include financial investment, and to remain aligned with us on operating, value/promotional and capital-intensive reinvestment plans. The ability of franchisees to contribute to the achievement of our plans is dependent in large part on the availability to them of funding at reasonable interest rates and may be negatively impacted by the financial markets in general, by the creditworthiness of our franchisees or the Company or by banks’ lending practices. If our franchisees are unwilling or unable to invest in major initiatives or are unable to obtain financing at commercially reasonable rates, or at all, our future growth and results of operations could be adversely affected.

From time to time, we have guaranteed certain franchisee’s lease obligations, which could require us to make lease payments on behalf of franchisees should they fail to honor such commitments. Our operating performance could also be negatively affected if our franchisees experience food safety or other operational problems or project an image inconsistent with our brand and values, particularly if our contractual and other rights and remedies are limited, costly to exercise or subjected to litigation and potential delays. If franchisees do not successfully operate restaurants in a manner consistent with our required standards, our brand’s image and reputation could be harmed, which in turn could hurt our business and operating results. Our ownership mix also affects our results and financial condition. The decision to own restaurants or to operate under franchise agreements is driven by many factors whose interrelationship is complex. The benefits of our more heavily franchised structure depend on various factors including whether we have effectively selected franchisees that meet our rigorous standards, whether we are able to successfully integrate them into our structure and whether their performance and the resulting ownership mix supports our brand and financial objectives. Additionally, a rise in minimum wages could adversely impact our and our franchisees’ financial performance. The impact of events such as boycotts or protests, labor strikes, and supply chain interruptions (including due to lack of supply or price increases) could also adversely affect both us and our franchisees.

RISKS RELATED TO OPERATING IN THE RESTAURANT INDUSTRY

Incidents involving food safety and food-borne illnesses could adversely affect guests’ perception of our brand, result in lower sales and increase operating costs.

Food safety is a top priority, and we dedicate substantial resources to ensure the safety and quality of the food we serve. Nevertheless, we face food safety risks, including the risk of food-borne illness and food contamination, which are common both in the restaurant industry and the food supply chain and cannot be completely eliminated. We rely on third-party food suppliers and distributors to properly handle, store and transport ingredients to our restaurants. Any failure by our suppliers, or their suppliers, could cause ingredients to be contaminated, which may be difficult to detect before the food is served. Additionally, the risk of food-borne illness may also increase whenever our food is served outside of our control, such as by third-party delivery services. Regardless of the source or cause, any report of food-borne illnesses or food safety issues, whether or not accurate, at one or more of our restaurants, including restaurants operated by our franchisees, could adversely affect our brand and reputation, which in turn could result in reduced guest traffic and lower sales. If any of our guests become ill from food-borne illnesses, we could be forced to temporarily close one or more restaurants or choose to close as a preventative measure if we suspect there was a pathogen in our restaurants. Furthermore, any instances of food contamination, whether or not at our restaurants, could subject us or our suppliers to voluntary or involuntary food recalls and the costs to conduct such recalls could be significant and could interrupt supply to unaffected restaurants or increase the cost of ingredients.

Increased food commodity and energy costs could decrease our restaurant-level operating profit margins or cause us to limit or otherwise modify our menu, which could adversely affect our business.

Our profitability depends, in part, on our ability to anticipate and react to changes in the price and availability of food commodities, including among other things beef, poultry, grains, dairy and produce. Prices may be affected due to market changes, increased competition, the general risk of inflation, shortages or interruptions in supply due to weather, disease or other conditions beyond our control, or other reasons. We did not experience any material supply chain difficulties as a result of the COVID-19 outbreak during the nine months ended September 30, 2021; however, there can be no assurance that we will not experience supply chain challenges in the future. This and other events could increase commodity prices or cause shortages that could affect the cost and quality of the items we buy or require us to further raise prices or limit our menu options. These events, combined with other more general economic and demographic conditions, could impact our pricing and negatively affect our restaurant sales and restaurant-level operating profit margins. While we have been able to partially offset inflation and other changes in the costs of core operating resources by gradually increasing menu prices, coupled with more efficient purchasing practices, productivity improvements and greater economies of scale, there can be no assurance that we will be able to continue to do so in the future. From time to time, competitive conditions could limit our menu pricing flexibility. There can be no assurance that future cost increases can be offset by increased menu prices or that increased menu prices will be fully absorbed by our guests without any resulting change to their visit frequencies or purchasing patterns. In addition, there can be no assurance that we will generate same-store sales growth in an amount sufficient to offset inflationary or other cost pressures.

The digital and delivery business, and expansion thereof, is uncertain and subject to risk.

Digital innovation and growth remain a focus for us. Our continuous investment in a sophisticated technology infrastructure, we believe, has enabled us to strategically anticipate and execute against significant industry-wide changes. We utilize advanced technology to analyze, communicate and tactically execute in virtually all aspects of the business. We have executed upon our digital strategy over the past few years, including the development and launch of our app, our licensing agreement with REEF Kitchens, and using various third-party delivery partners, including partnerships with Uber Eats, DoorDash, Postmates and Grubhub. As the digital space around us continues to evolve, our technology needs to evolve concurrently to stay competitive with the industry. If we do not maintain digital systems that are competitive with the industry, our digital business may be adversely affected and could damage our sales. We rely on third parties for our ordering and payment platforms relating to our mobile app and REEF Kitchens. Such services performed by these third parties could be damaged or interrupted by technological issues, which could then result in a loss of sales for a period of time. Information processed by these third parties could also be impacted by cyber-attacks, which could not only negatively impact our sales, but also harm our brand image.

Recognizing the rise in delivery services offered throughout the restaurant industry, we understand the importance of providing such services to guests wherever and whenever they want. We have invested in marketing to promote our delivery partnerships, which could negatively impact profitability if the business does not continue to expand. We rely on third parties, including Uber Eats, DoorDash, Postmates and Grubhub, to fulfill delivery orders timely and in a fashion that will satisfy guests. Errors in providing adequate delivery services may result in guest dissatisfaction, which could also result in loss of guest retention, loss in sales and damage to our brand image. Additionally, as with any third-party handling food, such delivery services increase the risk of food tampering while in transit. We are also subject to risk if there is a shortage of delivery drivers, which could result in a failure to meet guests’ expectations. Third-party delivery services within the restaurant industry are a competitive environment and include a number of players competing for market share. If our third-party delivery partners fail to effectively compete with other third-party delivery providers in the sector, delivery business may suffer resulting in a loss of sales. If any third-party delivery provider we partner with experiences damage to their brand image, we may also see ramifications due to our partnership with them. Additionally, some of our competitors have greater financial resources to spend on marketing and advertising around their digital and delivery campaigns than we have at this time. Should our competitors increase their spend in these areas, or if our advertising and promotions are less effective than our competitors, there could be an adverse impact on our business in this space. As delivery, as well as the partnerships we have made in connection with delivery, is still a new concept, it is difficult for us to anticipate its impact to our sales as well as the challenges we may face in the future.

Shortages or interruptions in the supply or delivery of food products could adversely affect our operating results.

We are dependent on frequent deliveries of food products that meet our exact specifications. Shortages or interruptions in the supply of food products caused by problems in production or distribution, inclement weather, unanticipated demand or other conditions could adversely affect the availability, quality and cost of ingredients, which would adversely affect our operating results. Our burgers depend on the availability of our proprietary ground beef blend. Availability of our blend depends on two different components: raw material supplied by the slaughterhouses and ground and formed beef patties supplied by the national grinder who further processes and converts proteins purchased from the slaughterhouses. If there is an interruption of operation at our national grinder’s facility, we face an immediate risk because each restaurant typically has less than three days of beef patty inventory on hand. However, our national grinder is contractually obligated to provide an alternate back-up supply and facility in the event of a disruption in their operations. In addition, our distribution model allows us to back haul product from 1 of our 25 distribution centers. We also have a final emergency protocol which allows the distribution model to freeze product to ensure there is no stoppage in daily operations. We currently use four of the world’s largest approved raw beef suppliers and two approved beef processing facilities in the United States. If there is a supply issue with all U.S. raw beef, we have tested and approved an international beef supplier. This is a benefit of partnering with one of the United States’ largest and most respected beef processors. The benefit to using international suppliers that are already in the current partnered supply chain is there is little to no shipping lead time, no additional shipping costs or potential import customs risks. It is unknown at this time how long it would take and at what cost the raw material would be available in such an industry crisis, but the additional cost would likely adversely affect the financial results of our business.

We face significant competition for guests, and if we are unable to compete effectively, our business could be adversely affected.

The restaurant industry is intensely competitive with many well-established companies that compete directly and indirectly with us with respect to taste, price, food quality, service, value, design and location. We compete in the restaurant industry with multi-unit national, regional and locally-owned and/or operated limited-service restaurants and full-service restaurants. We compete with (i) restaurants, (ii) other fast casual restaurants, (iii) quick service restaurants and (iv) casual dining restaurants. We may also compete with companies outside of the traditional restaurant industry, such as grocery store chains, meal subscription services and delicatessens, especially those that target customers who seek high-quality food, as well as convenience food stores, cafeterias and other dining outlets. Many of our competitors have existed longer than we have and may have a more established market presence, better locations and greater name recognition nationally or in some of the local markets in which we operate or plan to open restaurants. Some of our competitors may also have significantly greater financial, marketing, personnel and other resources than we do. They may also operate more restaurants than we do and may be able to take advantage of greater economies of scale than we can given our current size. Our competition continues to intensify as new competitors enter the burger, fast casual, quick service and casual dining segments. Many of our competitors emphasize low cost “value meal” menu options or other programs that provide price discounts on their menu offerings, a strategy we do not currently pursue. We also face increasing competitive pressures from some of our competitors who have recently announced initiatives to offer better quality ingredients, such as antibiotic-free meat. Our continued success depends, in part, on the continued popularity of our menu and the experience we offer guests at our restaurants. If we are unable to continue to compete effectively, customer traffic, restaurant sales and restaurant-level operating profit margins could decline and our business, financial condition and results of operations would be adversely affected.

We are subject to risks associated with leasing property subject to long-term non-cancelable leases.

We do not own any real property and all of our domestic Company-operated restaurants are located on leased premises. The leases for our restaurants generally have initial terms ranging from ten to 20 years and typically provide for two to four five-year renewal options as well as rent escalations. Generally, our leases are net leases that require us to pay our share of the costs of real estate taxes, utilities, building operating expenses, insurance and other charges in addition to rent. We generally cannot cancel these leases. Additional sites that we lease are likely to be subject to similar long-term non-cancelable leases. If we close a restaurant, we may still be obligated to perform our monetary obligations under the applicable lease, including, among other things, payment of the base rent for the remaining lease term. In addition, as each of our leases expire, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to close restaurants in desirable locations. We depend on cash flows from operations to pay our lease expenses and to fulfill other cash needs. If our business does not generate sufficient cash flow from operating activities, and sufficient funds are not otherwise available to us from borrowings or other sources, we may not be able to service our lease obligations or fund our other liquidity and capital needs, which would materially affect our business.

Restaurant companies have been the target of class action lawsuits and other proceedings that are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, guests, suppliers, franchisees, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions, or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment matters, discrimination, and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of assistant managers and failure to pay for all hours worked. Additionally, our guests could file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from food-borne illnesses or accidents in our restaurants. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce guest traffic and restaurant sales. Although we maintain what we believe to be adequate levels of insurance to cover any of these liabilities, insurance may not be available at all or in sufficient amounts with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

Our business is subject to risks related to its sale of alcoholic beverages.

We serve beer and wine at most of our restaurants. Alcoholic beverage control regulations generally require our restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license that must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of our restaurants, including minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, other relationships with alcohol manufacturers, wholesalers and distributors, inventory control and handling, and the storage and dispensing of alcoholic beverages. Any future failure to comply with these regulations and obtain or retain licenses could adversely affect our business, financial condition and results of operations. We are also subject in certain states to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability coverage as part of our existing comprehensive general liability insurance. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on our business, results of operations or financial condition. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and resources away from operations and hurt our financial performance. A judgment significantly in excess of our insurance coverage or not covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

GENERAL BUSINESS AND ECONOMIC RISKS

The COVID-19 pandemic has adversely affected and could continue to adversely affect our financial results, condition, and outlook.

Health epidemics or pandemics can adversely affect consumer spending and confidence levels and supply availability and costs, as well as the local operations in impacted markets, all of which can affect our financial results, condition, and outlook. Importantly, the global pandemic resulting from the outbreak of COVID-19 has disrupted global health, economic and market conditions, consumer behavior and our restaurant operations beginning in early 2020. Local and national governmental mandates or recommendations and public perceptions of the risks associated with the COVID-19 pandemic have caused, and may continue to cause, consumer behavior to change and worsening economic conditions, which could continue to negatively affect our business. In addition, our global operations have been and may continue to be disrupted to varying degrees (from limited operations including drive-thru, delivery and/or take-away operations, sometimes with limited hours, menus and/or capacity, to full restaurant closures in some markets). Despite progress in vaccination efforts, global economic activity remains uncertain and cannot be predicted with confidence. Further, in the first half of 2021, a new Delta variant of COVID-19 began to spread globally and caused an increase in COVID-19 cases in many places in the United States, and in November 2021, a new Omicron variant, which appears to be the most transmissible variant to date, was detected, which Omicron variant has since caused an increase in COVID-19 cases in multiple countries, including the United States, and of which the potential severity is currently being evaluated. Public health officials and medical professionals have warned that COVID-19 cases may continue to spike due to the Delta variant and/or the Omicron variant, particularly if vaccination rates do not quickly increase or if additional, potent disease variants emerge. It is unclear how long the resurgence due to Delta or the resurgence due to Omicron will last, how severe the Delta resurgence or Omicron resurgence will be, and what safety measures governments will impose in response to the Delta resurgence or Omicron resurgence. Despite a recent decline in cases, hospitalizations and deaths in large portions of the United States, mask mandates, social distancing, travel restrictions and stay-at-home orders could be reinstated. Even before the increases in cases due to the Delta variant and the Omicron variant, many individuals remained cautious about resuming activities. The impact of the Delta variant and the Omicron variant cannot be predicted at this time, and could depend on numerous factors, including vaccination rates among the population, the effectiveness of COVID-19 vaccines against the Delta variant and the Omicron variant and the response by governmental bodies and regulators. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the COVID-19 pandemic on our business. An extended period of economic disruption could have a material adverse impact on our business, results of operations, access to sources of liquidity and overall financial condition.

Security breaches of either confidential guest information in connection with, among other things, our electronic processing of credit and debit card transactions or mobile ordering app, or confidential employee information may adversely affect our business.

Our business requires the collection, transmission and retention of large volumes of guest and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that guest and employee data is critical to us. The techniques and sophistication used to conduct cyber-attacks and breaches of information technology systems, as well as the sources and targets of these attacks, change frequently and are often not recognized until such attacks are launched or have been in place for a period of time. While we continue to make significant investment in physical and technological security measures, employee training, and third party services, designed to anticipate cyber-attacks and prevent breaches, our information technology networks and infrastructure or those of our third party vendors and other service providers could be vulnerable to damage, disruptions, shutdowns, or breaches of confidential information due to criminal conduct, employee error or malfeasance, utility failures, natural disasters or other catastrophic events. Due to these scenarios we cannot provide assurance that we will be successful in preventing such breaches or data loss.

Additionally, the information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements or may require significant additional investments or time to do so. Efforts to hack or breach security measures, failures of systems or software to operate as designed or intended, viruses, operator error or inadvertent releases of data all threaten our and our service providers’ information systems and records. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, guests’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, which could disrupt our operations, damage our reputation and expose us to claims from guests and employees, any of which could have a material adverse effect on our financial condition and results of operations.

If we experience a material failure or interruption in our systems, our business could be adversely impacted.

Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of our information technology systems. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure, or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, expanding our systems as we grow or a breach in security of these systems could result in interruptions to or delays in our business and guest service and reduce efficiency in our operations. If our information technology systems fail and our redundant systems or disaster recovery plans are not adequate to address such failures, our revenue and profits could be reduced, and the reputation of our brand and our business could be materially adversely affected. In addition, remediation of such problems could result in significant, unplanned capital investments. Additionally, as we continue to evolve our digital platforms and enhance our internal systems, we place increasing reliance on third parties to provide infrastructure and other support services. We may be adversely affected if any of our third-party service providers experience any interruptions in their systems, which then could potentially impact the services we receive from them and cause a material failure or interruption in our own systems.

We depend on key members of our executive management team.

We depend on the leadership and experience of key members of our executive management team. The loss of the services of any of our executive management team members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. We do not maintain key person life insurance policies on any of our executive officers. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks, proprietary products and other intellectual property, including our name and logos and the unique character and atmosphere of our restaurants. We rely on U.S. and foreign trademark, copyright, and trade secret laws, as well as franchise agreements, non-disclosure agreements, and confidentiality and other contractual provisions to protect our intellectual property. Nevertheless, our competitors may develop similar menu items and concepts, and adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and other intellectual property. We may not be able to adequately protect our trademarks and service marks, and our competitors and others may successfully challenge the validity and/or enforceability of our trademarks and service marks and other intellectual property. Additionally, we may be prohibited from entering into certain new markets due to restrictions surrounding competitors’ trademarks. The steps we have taken to protect our intellectual property in the United States and in foreign countries may not be adequate. We may also from time to time be required to institute litigation to enforce our trademarks, service marks and other intellectual property. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability and prospects regardless of whether we are able to successfully enforce our rights.

Our insurance coverage may not provide adequate levels of coverage against claims.

We maintain various insurance policies for employee health, workers’ compensation, general liability, and property damage. We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business and results of operations.

REGULATORY AND LEGAL RISKS

We are subject to many federal, state and local laws, as well as other statutory and regulatory requirements, with which compliance is both costly and complex. Failure to comply with, or changes in these laws or requirements, could have an adverse impact on our business.

We are subject to extensive federal, state, local and foreign laws and regulations, as well as other statutory and regulatory requirements, including those related to: (1) nutritional content labeling and disclosure requirements; (2) food safety regulations; (3) local licensure, building and zoning regulations; (4) employment regulations; (5) the Patient Protection and Affordable Care Act of 2010 (the “PPACA”); (6) the Americans with Disabilities Act (“ADA”) and similar state laws; (7) privacy and cybersecurity; and (8) laws and regulations related to our franchised operations. The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, uncertainty around future changes in laws made by new regulatory administrations or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our restaurants if we fail to comply with applicable standards. Compliance with all of these laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.

Failure to comply with laws and regulations relating to our franchised operations could negatively affect our licensing sales and our relationships with our franchisees.

Our franchised operations are subject to laws enacted by a number of states, rules and regulations promulgated by the U.S. Federal Trade Commission and certain rules and requirements regulating licensing activities in foreign countries. Failure to comply with new or existing franchising laws, rules and regulations in any jurisdiction or to obtain required government approvals could negatively affect our licensing sales and our relationships with our franchisees.

Nutritional content labeling and disclosure requirements may change consumer buying habits in a way that adversely impacts our sales.

In recent years, there has been an increased legislative, regulatory and consumer focus on the food industry including nutritional and advertising practices. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings. For example, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers or have enacted legislation restricting the use of certain types of ingredients in restaurants. Furthermore, the PPACA establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to require certain chain restaurants to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. These new labeling laws may also change consumer buying habits in a way that adversely impacts our sales. Additionally, an unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings.

Failure to comply with local licensure, building and zoning regulations could adversely affect our business.

The development and operation of restaurants depend, to a significant extent, on the selection of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. We also are subject to licensing and regulation by state and local authorities relating to health, sanitation, safety, and fire standards. Typically, licenses, permits and approvals under such laws and regulations must be renewed annually and may be revoked, suspended, or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses, permits and approvals could adversely affect our existing restaurants and delay or result in our decision to cancel the opening of new restaurants, which would adversely affect our business.

Failure to comply with privacy and cybersecurity laws and regulations could cause us to face litigation and penalties that could adversely affect our business, financial conditions and results of operations.

Our business requires the collection, transmission and retention of large volumes of guest and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The collection and use of such information are regulated at the federal and state levels, as well as by the European Union (EU). Regulatory requirements, both domestic and abroad, have been changing and increasing regulation relating to the privacy, security, and protection of data. For example, the California Consumer Privacy Act was passed in June 2018, and became effective in January 2020, and requires businesses to provide California residents with certain rights regarding their personal information. Such regulatory requirements may become more prevalent in other states and jurisdictions as well. It is our responsibility to ensure that we are complying with these laws by taking the appropriate measures as well as monitoring our practices as these laws continue to evolve. As our environment continues to evolve in this digital age and reliance upon new technologies, for example, cloud computing and its digital methods of ordering, become more prevalent, it is imperative we secure the private and sensitive information we collect. Failure to do so, whether through fault of our own information systems or those of outsourced third-party providers, could not only cause us to fail to comply with these laws and regulations, but also could cause us to face litigation and penalties that could adversely affect our business, financial condition and results of operations. Our brand’s reputation and our image as an employer could also be harmed by these types of security breaches or regulatory violations.

Changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

We are subject to taxes by the U.S. federal, state, local and foreign tax authorities, and our tax liabilities will be affected by the allocation of expenses to differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including: (1) changes in the valuation of our deferred tax assets and liabilities; (2) expected timing and amount of the release of any tax valuation allowance; (3) tax effects of stock-based compensation; and (4) changes in tax laws, regulations, or interpretations thereof. We may also be subject to audits of our income, sales and other transaction taxes by U.S. federal, state, local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

If we fail to maintain effective internal controls over financial reporting, our ability to produce timely and accurate financial information or comply with Section 404 of the Sarbanes-Oxley Act could be impaired, which could have a material adverse effect on our business and stock price.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the listing standards of the Nasdaq Capital Market. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. It also requires annual management assessments of the effectiveness of our internal control over financial reporting and disclosure of any material weaknesses in such controls. As an emerging growth company, if we become a large accelerated filer or when we are no longer an emerging growth company and become an accelerated filer, we will be required to have our independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we anticipate that we will expend significant resources, including accounting-related costs and significant management oversight.

We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on our personnel, systems and resources.

Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of management evaluations and independent registered public accounting firm audits of our internal control over financial reporting that we are required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which may have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq Capital Market.

We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business, investor confidence, and our stock price.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations of the applicable listing standards of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports. Although management did not conduct a formal assessment of internal control over financial reporting in connection with the audit of our financial statements for the years ended December 31, 2020 and 2019, management identified a number of material weaknesses in our internal control over financial reporting, as follows:

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lack of control over the financial closing and reporting process relating to a sufficient segregation of duties, timely preparation of our financial statements and related notes, and, for the Successor period, such period being BurgerFi’s historical financial reporting for the year ended December 31, 2020, which included the period from December 16, 2020 through December 31, 2020, the valuation and recognition of stock-based compensation and warrant liabilities;

•	lack of resources to perform and review the application of accounting standards for revenue, leases, and variable interest entities (“VIEs”);

•	specifically with respect to VIEs, our internal control over financial reporting failed to detect errors related to consolidating variable interest entities for which we are the primary beneficiary;

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weaknesses in accounting for deferred rent and accounting for initial franchise fees and brand development revenue and expenses in connection with the adoption of our new revenue recognition standard; and

•	weaknesses during the Successor period for the failure to detect errors related to the valuation of contingent consideration issued in the Business Combination.

If not remediated, these material weaknesses, or other material weaknesses we or our independent registered public accounting firm later identify, could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

We have significant stockholders whose interests may differ from those of our public stockholders.

As of December 31, 2021, approximately 52.4% of the voting power of our common stock was held, directly or indirectly, by our current board of directors, executive officers and greater than 5% beneficial owners. In addition, we are party to the Director Voting Agreement, which we entered into on December 16, 2020 with our Sponsor, certain of the initial stockholders (the “Initial Stockholders”) who held Founders’ Shares prior to the IPO, the Members, and our then-serving officers and directors (the “Voting Agreement”). Pursuant to the Voting Agreement, all such stockholders agree to vote their shares of the Company in favor of the current members of the Board of Directors, comprised of Ophir Sternberg, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann and Martha Stewart, or, if any of them ceases to serve as a director, such other person designated by our Chairman, in consultation with John Rosatti. In addition, in connection with the Stock Acquisition, on November 3, 2021, we entered into an additional Voting Agreement with Cardboard, Ophir Sternberg and Lionheart Equities, pursuant to which all such stockholders agreed to vote their shares of the Company in favor of Ophir Sternberg, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann, Martha Stewart and Andrew Taub (or any successor director designee or Cardboard) for a period of one year from the ACFP Closing. Certain of these stockholders, for the foreseeable future, have influence over corporate management and affairs, as well as matters requiring stockholder approval, and they will be able to, subject to applicable law and the voting agreement, participate in the election of the members of our board of directors, including amendments to the Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. Our board of directors will have the authority, subject to the terms of our indebtedness and applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. It is possible that the interests of these stockholders may in some circumstances conflict with our interests and the interests of our other stockholders. This could influence their decisions, including with regard to whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authorities to our tax reporting positions may take into consideration these stockholders’ tax or other considerations, which may differ from our considerations or those of our other stockholders.

Our anti-takeover provisions could prevent or delay a change in control of the Company, even if such change in control would be beneficial to our stockholders.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such change in control would be beneficial to our stockholders. These provisions include: (1) the authority to issue “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt; (2) our classified board of directors providing that not all members of our board of directors are elected at one time; (3) prohibitions regarding the use of cumulative voting for the election of directors; (4) limitations on the ability of stockholders to call special meetings or amend our Amended and Restated Bylaws; (5) requirements that all stockholder actions be taken at a meeting of our stockholders; and (6) advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. In addition, the DGCL, to which the Post-Combination Company is subject, prohibits it, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of its common stock.

The provision of our Amended and Restated Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our Amended and Restated Certificate of Incorporation includes an exclusive venue provision. This provision requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on behalf of our Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Notwithstanding the foregoing, the inclusion of such provision in our Amended and Restated Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Post-Combination Company or its directors, officers or other employees, and may result in increased costs to a stockholder who has to bring a claim in a forum that is not convenient to the stockholder, which may discourage such lawsuits. Although under Section 115 of the DGCL, exclusive forum provisions may be included in our Amended and Restated Certificate of Incorporation, if a court were to find the exclusive forum provision of our Amended and Restated Certificate of Incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

We are currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our common stock less attractive as a result of our smaller reporting company status. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

The Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. As long as we qualify as an emerging growth company, we would be permitted, and we intend to, omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above. We also intend to take advantage of the exemption provided under the JOBS Act from the requirements to submit say-on-pay, say-on-frequency and say-on-golden parachute votes to our stockholders and we will avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that we can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these benefits until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenue of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Opes Units at our IPO on March 16, 2018, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act. Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.

We may be unable to maintain the listing of our securities in the future.

If we fail to meet the continued listing requirements of the Nasdaq Capital Market, we could face significant material adverse consequences, including: (1) a limited availability of market quotations for our securities; (2) reduced liquidity with respect to our securities; (3) a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; (4) a limited amount of news and analyst coverage for the Post-Combination Company; and (5) a decreased ability to issue additional securities or obtain additional financing in the future.

RISKS RELATED TO OUR CAPITAL STOCK

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. Research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of us, our stock price and trading volume could be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, provide more favorable relative recommendations about our competitors or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

A significant number of shares of our common stock are subject to issuance upon exercise of the outstanding warrants, which upon such exercise may result in dilution to our security holders.

Outstanding warrants (including the Public Warrants, Private Warrants and warrants exercisable for shares underlying units outstanding pursuant to the Unit Purchase Option) to purchase an aggregate of 15,170,000 shares of our common stock are exercisable at a price of $11.50 per share. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our shares of common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Trading volatility and the price of our common stock may be adversely affected by many factors.

Many factors are expected to affect the volatility and price of our common stock in addition to its operating results and prospects. Some of these factors, several of which are outside our control, are the following:

•	the unpredictable nature of economic and market conditions;

•

governmental action or inaction in light of key indicators of economic activity or events that can significantly influence financial markets, and media reports and commentary about economic, trade or other matters, even when the matter in question does not directly relate to our business;

•

trading activity in our common stock or trading activity in derivative instruments with respect to our common stock or debt securities, which can be affected by market commentary (including commentary that may be unreliable or incomplete); and

•	investor confidence, driven in part by expectations about our performance.

Our Common Stock ranks junior to our Series A Junior Preferred Stock and our Series A Junior Preferred Stock is redeemable.

In the event of any voluntary or involuntary liquidation, dissolution or winding up or Deemed Liquidation Event (as such term is defined in the Certificate of Designation (the “CoD”) filed with the Secretary of State of the State of Delaware by BurgerFi prior to the ACFP Closing designating shares of our Preferred Stock as Series A Preferred Stock, par value $0.0001 per share (the “Series A Junior Preferred Stock”) for purposes of this section), the holders of Series A Junior Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of our Common Stock. The rights of holders of our holders of Common Stock to participate in the distribution of our assets rank junior to the prior claims of our current and future creditors, the Series A Junior Preferred Stock and any future series or class of preferred stock we may issue that ranks senior to our Common Stock. Our Amended and Restated Charter authorizes us to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series on terms determined by our Board of Directors, and as a result of the Stock Acquisition, shares of Series A Junior Preferred Stock were issued.

The issuance of Series A Junior Preferred Stock in connection with the Stock Acquisition and any other future offerings of debt or senior equity securities may adversely affect the market price of our Common Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Junior Preferred Stock or Common Stock and may result in dilution to holders of the Series A Junior Preferred Stock or Common Stock. We and, indirectly, our stockholders will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we do not know the amount, timing or nature of any future offerings. Thus holders of the Series A Junior Preferred Stock and Common Stock will bear the risk of our future offerings reducing the market price of our capital securities and diluting the value of their holdings in us.

Further, the Series A Junior Preferred Stock may be redeemed at the option of the Company at any time and must be redeemed by the Company in limited circumstances. The Company may lack funds sufficient to satisfy redemption obligations in full and redemption rights and obligations may reduce or eliminate any cash that we might otherwise have available for distribution to our holders of Common Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up or Deemed Liquidation Event or for the payment of dividends. Also, the Series A Junior Preferred Stock will be recorded at fair value each period with the change in value recorded in the statements of operations, which may create volatility in the Company’s earnings.

The Series A Junior Preferred Stock is entitled to both preference dividends and participating dividends and no dividends may be paid on Common Stock so long as there are any accrued and unpaid dividends on the Series A Junior Preferred Stock.

The terms of the Series A Junior Preferred Stock place significant limitations on our ability to pay dividends on shares of Common Stock, and payments made on the Series A Junior Preferred Stock are expected to significantly reduce or eliminate any cash that we might otherwise have available for the payment of dividends on shares of Common Stock. In particular, no dividends may be paid on the Common Stock so long as there are any accrued and unpaid preference dividends with respect to the Series A Junior Preferred Stock. In addition, holders of Series A Junior Preferred Stock are entitled to such dividends paid to holders of Common Stock to same extent as if such holders of Series A Junior Preferred Stock had shares of Common Stock in accordance with the terms of the CoD. As a result, the success of an investment in the Common Stock may depend entirely upon any future appreciation in the value of the Common Stock. There is no guarantee that the Common Stock will appreciate in value or even maintain its initial value.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective amounts. We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholders under this prospectus. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $174,455,000 from the exercise of the Warrants exercisable for Common Stock included for resale in this Registration Statement, assuming the exercise in full of all such Warrants for cash, of which there can be no assurance. The Warrants include certain cashless exercise provisions. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that some of the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “BFIIW.” We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Stockholders under this prospectus.

MARKET FOR OUR SECURITIES

Market Information

Our common stock and warrants are traded on Nasdaq under the symbols “BFI” and “BFIIW,” respectively.

Prior to the consummation of the Business Combination, our units, common stock and warrants were traded on Nasdaq under the symbols “OPESU,” “OPES,” and “OPESW”, respectively. On December 28, 2020, in connection with the consummation of the Business Combination, all of the units separated into their component parts of one share of Common Stock and one warrant entitling the holder thereof to purchase one share of Common Stock at a price of $11.50 per share. The units ceased trading on Nasdaq thereafter.

As of December 31, 2021, we had 21,303,500 shares of common stock outstanding and 110 record holders of our common stock.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company. We have satisfied the conditions set forth in the exceptions listed above and, accordingly, Rule 144 should be available for the resale of the above noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth as of November 4, 2021, the number of shares of BurgerFi common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares, (ii) each of our named executive officers and directors; and (iii) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All of the Company’s shares of common stock subject to options or Warrants exercisable within 60 days are deemed to be outstanding and beneficially owned by the persons holding those options or Warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, the percentage ownership of issued shares is based on 21,303,500 shares of common stock issued and outstanding as of December 31, 2021.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Ophir Sternberg(2)	2,110,200	9.4%
Julio Ramirez	50,000	0.2%
Bryan McGuire	—	*
Ross Goldstein	—	*
Nick Raucci	—	*
Allison Greenfield(3)	30,000	0.1%
Martha Stewart	13,000	*
Vivian Lopez-Blanco	10,000	*
Gregory Mann	10,000	*
Andrew Taub	—	*
All directors and executive officers as a group (eight individuals)	2,300,197	10.2%
Greater than 5% Beneficial Owners
Lionheart Equities, LLC(4)	2,010,112	9.0%
The John Rosatti Revocable Trust U/A DTD 8/27/2001 - Custody(5)	3,798,044	17.8%
Lion Point Capital, LP(6)	2,745,938	12.9%
Cardboard Box, LLC(7)	2,952,900	13.9%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BurgerFi International, Inc., 105 US Highway 1, North Palm Beach, Florida 33408.
(2)

Consist of (i) 720,725 shares of common stock, 150,000 shares (the “Unit Shares”) of common stock underlying units and 1,139,387 shares of common stock underlying warrants to purchase one share of common stock each, which are currently exercisable, owned directly by Lionheart Equities, (ii) 88 shares of common stock underlying warrants to purchase one share of common stock each, which are currently exercisable, owned by Mr. Sternberg, (iii) 50,000 restricted stock units scheduled to vest and be settled in shares of common stock on January 1, 2022 and (iv) 50,000 shares owned by Mr. Sternberg. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the Unit Shares and Warrants held by Lionheart Equities. The business address for Lionheart Equities is 4218 NE 2nd Avenue, Miami, FL 33137. The business address for Mr. Sternberg is 4218 NE 2nd Avenue, Miami, FL 33137.

(3)

Consist of 20,000 shares of common stock owned by Allison Greenfield, and 10,000 shares of common stock owned by Leviathan Group, LLC. Ms. Greenfield possesses sole voting and dispositive control over the shares.

(4)

Consist of 720,725 shares of common stock, 150,000 Unit Shares and 1,139,387 shares of common stock underlying warrants to purchase one share of common stock each, which are currently exercisable, owned directly by Lionheart Equities. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the Unit Shares and Warrants held by Lionheart Equities. The business address for Lionheart Equities is 4218 NE 2nd Avenue, Miami, FL 33137.

(5)

Shares of common stock held by The John Rosatti Family Trust U/A DTD 8/27/2001—Custody (the “JR Trust”). The business address of 101 US Highway 1, North Palm Beach, FL 33408. John Rosatti, as trustee of the JR Trust, may be deemed to beneficially own the securities beneficially owned by the JR Trust and has sole voting and dispositive power over the shares held by the JR Trust. Information included in this footnote is derived from a Form 4 filed on December 23, 2021.

(6)

Shares of common stock held by Lion Point. The business address of Lion Point is 250 West 55th Street, 33rd Floor, New York, NY 10019. Lion Point is the investment manager to its investment fund client Lion Point Master, LP. Lion Point Holdings GP, LLC (“Lion Point Holdings”) is the general partner of Lion Point. Didric Cederholm is a Founding Partner and Chief Investment Officer of Lion Point. Mr. Cederholm is also a Member and a Manager of Lion Point Holdings. Mr. Freeman is a Founding Partner and Head of Research of Lion Point. Mr. Freeman is also a Member and a Manager of Lion Point Holdings. By virtue of these relationships, each of Lion Point, Lion Point Holdings, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by its investment fund client. Information included in this footnote is derived from a Schedule 13G/A filed on January 11, 2021.

(7)

Shares of common stock held by Cardboard. The business address of Cardboard is 599 West Putnam Avenue, Greenwich, CT 06830. CP7 Warming Bag, L.P. (“CP7 Warming Bag”) is the member of Cardboard holding a majority of the outstanding equity interests of Cardboard. CP7 Management, LLC (“CP7 Management”) is the general partner of CP7 Warming Bag. Scott Dahnke is a managing member of CP7 Management. J. Michael Chu is a managing member of CP7 Management. By virtue of these relationships, each of CP7 Warming Bag, CP7 Management, Mr. Dahnke and Mr. Chu may be deemed to beneficially own the securities beneficially owned by Cardboard. Mr. Dahnke and Mr. Chu disclaim beneficial ownership of all shares of Common Stock held by Cardboard. Cardboard, CP7 Warming Bag, CP7 Management, Mr. Dahnke and Mr. Chu each possess shared voting power and shared dispositive control over 2,952,900 of the shares. Information included in this footnote is derived from a Schedule 13D filed on November 15, 2021.

DESCRIPTION OF OUR SECURITIES

The following summary of the Company’s securities is based on and qualified by the Company’s Amended and Restated Certificate of Incorporation and Certificate of Designation thereto and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to this registration statement. References to the “Company” and to “we,” “us,” and “our” refer to BurgerFi International, Inc. and its subsidiaries.

Authorized and Outstanding Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of a total number of 110,000,000, shares of all classes of capital stock, of which 100,000,000 shares shall be common stock of the par value $.0001 per share (“Common Stock”) and 10,000,000 shares shall be preferred stock of the par value of $.0001 per share (“Preferred Stock”). Pursuant to the CoD, the Company designated 2,620,000 shares of our Preferred Stock as “Series A Preferred Stock,” as referred to throughout this prospectus. In connection with the Stock Acquisition, the Company issued 2,120,000 shares of Series A Junior Preferred Stock.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. Unless otherwise required by the DGCL, any proposals (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. There is no cumulative voting with respect to the Common Stock.

Dividends

Subject to the rights of holders of any series of outstanding Preferred Stock, holders of common stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock.

Other

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of Common Stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides the Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Warrants

The Public Warrants became exercisable 30 days after the completion of the Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within the specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.

The Private Warrants are identical to the Public Warrants, except that the Private Warrants and the common stock issuable upon the exercise of the Private Warrants were not be transferable, assignable or saleable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company has issued an additional 150,000 warrants in satisfaction of certain working capital loans made by the Company’s officers, directors, initial stockholders and affiliates. The working capital warrants are identical to the Public Warrants, except that the working capital warrants and the common stock issuable upon the exercise of the working capital warrants were not be transferable, assignable or saleable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the working capital warrants may be exercisable on a cash or cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the working capital warrants are held by someone other than the initial purchasers or their permitted transferees, the working capital warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Unit Purchase Option

The Company entered into a Unit Purchase Option Agreement with EarlyBirdCapital pursuant to which EarlyBirdCapital and its designees can purchase up to 750,000 units (each unit consists of one share of Common Stock and one Warrant) exercisable at $10.00 per unit. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on March 17, 2023. As of April 27, 2021, 283,669 shares of Common Stock have been issued pursuant to the cashless exercises and 75,000 shares and 75,000 shares of Common Stock issuable upon the exercise of the warrants remain issuable pursuant to the exercise of the units that remain outstanding pursuant to such unit purchase option.

The unit purchase option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from March 13, 2018 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The 283,669 shares of Common Stock that have been issued pursuant to the cashless exercises of the unit purchase option and the 75,000 shares and 75,000 shares of Common Stock issuable upon the exercise of the warrants that remain issuable pursuant to the exercise of the units that remain outstanding pursuant to such unit purchase option are being registered pursuant to this registration statement. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws

Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Staggered Board

Our Amended and Restated Certificate of Incorporation provides that our Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual or special meetings.

Special meeting of stockholders

Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board or our President or Executive Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our Amended and Restated Bylaws provide that stockholders of record seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Stockholder action by written consent

Our Amended and Restated Bylaws provide that any action required or permitted to be a taken by stockholders must be effected at an annual or special meeting, and may not be taken by written consent (subject to the rights of any preferred stock then outstanding).

Exclusive forum selection

Our Amended and Restated Certificate of Incorporation requires that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of we, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of we to we or its stockholders, (iii) any action asserting a claim against we arising pursuant to any provision of the DGCL or our charter or bylaws (as either may be amended from time to time), and (iv) any action asserting a claim against we governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Section 203 of the DGCL

We have not opted out of Section 203 of the DGCL under the Amended and Restated Certificate of Incorporation. As a result, pursuant to Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock (the “acquisition”), except if:

•	the Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the Board of we, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws also provide for such limitation of liability with respect to our officers. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, in certain circumstances and subject to certain limitations, we will indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of expenses (including attorneys’ fees) in advance of the final disposition of the proceeding.

We currently maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Amended and Restated Certificate of Incorporation and in our Amended and Restated Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights

Registration Rights

Pursuant to a registration rights agreement, dated as of March 15, 2018 (the “Original Registration Rights Agreement”), those initial stockholders who held the Founders’ Shares issued and outstanding prior to the IPO, as well as the holders of the Private Placement Units and any units issued to the Initial Sponsor, the initial stockholders, their affiliates, officers, directors or third parties in payment of working capital loans made to us, were entitled to registration rights.

In connection with the Business Combination, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), along with the Members and all other holders of Registrable Securities (other than the holders of Public Warrants), entered into a new registration rights agreement (the “New Registration Rights Agreement”) covering the registration of Registrable Securities held by such parties. Pursuant to the New Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale of certain Registrable Securities held by the parties in accordance with SEC guidance and caused the registration statement to be declared effective under the Securities Act, and must use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all Registrable Securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement that the Company be in compliance with the current public information requirement under Rule 144. Additionally, Lion Point Capital, LLC made a written demand for registration under the Securities Act of all or part of the Lion Point Securities. The Company is not obligated to effect more than two demand registration statements in respect of the Lion Point Securities. The New Registration Rights Agreement also provides the holders of the Registrable Securities with certain piggy-back registration rights.

In connection with the Stock Acquisition, on November 3, 2021, we entered into a registration rights and lock-up agreement with Cardboard (the “the RRA/Lock-Up”) covering certain registrable securities (the “New Registrable Securities”). Pursuant to the RRA/Lock-Up, the Company will file with the SEC a registration statement covering the resale of the New Registrable Securities in accordance with SEC guidance and will use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and will use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all New Registrable Securities covered by such registration statement have been sold or certain other events with respect to the New Registrable Securities have occurred. Additionally, Cardboard is entitled to make, from time to time, a written demand for registration under the Securities Act of all or part of the New Registrable Securities. The Company is not obligated to effect more than three demand registration statements in respect of the New Registrable Securities. The RRA/Lock-Up also provides the holders of the New Registrable Securities with certain piggy-back registration and underwritten shelf offering rights, and subjects the shares of Common Stock issued to Cardboard in the Stock Acquisition (the “BFI Consideration Common Shares”), except with respect to transfers to certain permitted assignees, to a lock-up until twelve (12) months after the ACFP Closing, subject to (i) earlier expiration as follows: (A) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $23.00 per share, (B) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $25.00 per share, and (C) 40% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act, and the rules and regulations thereunder. In addition, the BFI Consideration Common Shares are subject to a lock-up for 180 days after the ACFP Closing.

SELLING STOCKHOLDERS

This prospectus relates to (A) 26,563,901 shares of Common Stock (as defined below) (of which 12,519,046 shares are currently issued and outstanding (exclusive of shares held in escrow)) registered for resale by the Selling Stockholders named in this registration statement, including (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (ii)), (ii) 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, the current owners of which are set forth in the Selling Stockholder table contained herein, including, but not limited to, (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under Amended and Restated Forward Purchase Contracts that the Company entered into in connection with the Business Combination with Lion Point and Lionheart Equities, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, Inc., (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, Inc., (d) 2,875,000 Founders’ Shares issued and outstanding on the date of the IPO, (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.

In addition, this prospectus relates to the offer and sale of up to 11,500,000 shares of common stock that are issuable by us upon the exercise of the Public Warrants, which Public Warrants were previously registered. The term “Selling Stockholders” includes the security holders listed in the table below and their permitted transferees.

The table below provides, as of the original filing date of this prospectus, information regarding the beneficial ownership of our Common Stock of each Selling Stockholder, the number of shares of Common Stock that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering, assuming ownership of all shares placed into escrow in accordance with the Membership Interest Purchase Agreement and all shares that may be issued in connection with the Earnout as contemplated by the Membership Interest Purchase Agreement. We have based percentage ownership on 21,303,500 shares of Common Stock outstanding as of December 31, 2021. Because each Selling Stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of Common Stock and Warrants, as applicable, that they beneficially own, subject to applicable community property laws. To our knowledge, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholders list and the securities that may be resold.

Please see the section titled “Plan of Distribution” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
276 Partners LLC	4,717	4,717	—	—
4di Capital LLC	47,170	47,170	—	—
A J Acker Trustee, Andrea Jane Acker Revocable Trust, U/A Dtd 04/25/2008(1)	1,586,023	1,586,023	—	—
AIF Investments LLLP	94,340	94,340	—	—
James Anderson	10,000	10,000	—	—
Apollo Tropical LLC	56,604	56,604	—	—
Axis Public Ventures S De R L De CV (2)	166,874	166,874	—	—
Edward J Bohne III	9,434	9,434	—	—
David Brain	30,000	30,000	—	—
Martha (Stormy) Byorum	10,000	10,000	—	—
Cohen LLC	100,000	100,000	—	—
Mauro Conijeski	21,269	21,269	—	—
Jose Luis Cordova	16,009	16,009	—	—
Leslie Alan Rozencwaig Trustee Dafra Trust U/A Dtd 04/09/2018	52,000	52,000	—	—
Dassett Ltd	9,434	9,434	—	—
Faquiry Diaz (3)	29,613	29,613	—	—
Domus Family Ltd Liability LP	525,628	525,628	—	—
EarlyBirdCapital LLC	25,000	25,000	—	—
EB Holdings Inc.	158,456	158,456	—	—
Alonso Del Val Echeverria	78,947	78,947	—	—
Everglades Capital Holdings LLC	18,868	18,868	—	—
Fundacion F & F	188,679	188,679	—	—
Forse BFI LLC	23,585	23,585	—	—
Ga Real Estate	10,000	10,000	—	—
Eugene Gargiulo Trustee, The Gargiulo Family Trust	9,434	9,434	—	—
Global Capital USA Inc.	200,000	200,000	—	—
Allison Greenfield	10,000	10,000	—	—
Mikael Hamaoui	13,000	13,000	—	—
I-Bankers Securities Inc.	18,868	18,868	—	—
Jardin Finance Limited	28,500	28,500	—	—
Rodney Larue	9,434	9,434	—	—
LB&B Capital S A De C V (4)	621,228	621,228	—	—
Leviathan Group LLC	10,000	10,000	—	—
Steven Levine	42,538	42,538	—	—
Lion Point Master LP (5)	4,829,376	4,829,376	—	—

Lionheart Equities LLC (6)	2,010,112	2,010,112	—	—
Gustavo A Mondragon Marquez	1,022	1,022	—	—
Timothy Maynard	9,434	9,434	—	—
Bryan McGuire	5,000	5,000	—	—
Emil Michael Living Trust	18,868	18,868	—	—
Carlos E Williamson Nasi	8,744	8,744	—	—
Nimo Equipment LLC	18,868	18,868	—	—
David Nussbaum	42,538	42,538	—	—
Fernando Ortega	9,434	9,434	—	—
Outpoint Capital Partners	28,300	28,300	—	—
Pacific Equity Associates Ii L P	14,150	14,150	—	—
Joseph Paolino Roth Ira (Directed Trust)	94,340	94,340	—	—
Pebb Burgerfi LLC	28,302	28,302	—	—
Jason Port	9,434	9,434	—	—
John Rosatti Trustee The John Rosatti Revocable Trust U/A Dtd 08/27/2001- Custody (7)	14,274,209	14,274,209	—	—
Paul Samson	9,434	9,434	—	—
Scheck Alpha LP	9,434	9,434	—	—
Itamar Ben Shmuel	1,000	1,000	—	—
Ashley Spitz	5,000	5,000	—	—
Strongback Holdings Limited	197,659	197,659	—	—
Lloyd Sugarman Trustee	7,075	7,075	—	—
Rhonda Sugarman Trustee	7,075	7,075	—	—
Roman Szymansky	9,434	9,434	—	—
Andrew Talerico	2,358	2,358	—	—
Henry Talerico	2,358	2,358	—	—
Tastic LLC	9,434	9,434	—	—
Matias Urcuyo	1,000	1,000	—	—
Miguel Angel Villegas Vargas	16,455	16,455	—	—
Venture Holding S.A.R.L. SPF	200,000	200,000	—	—
W International Finance Company Inc.	47,170	47,170	—	—
Gonzalo Gil White (8)	191,623	191,623	—	—
Jose Antonio Canedo White	7,722	7,722	—	—
Harry Woldenberg	14,151	14,151	—	—
Idel Woldenberg	9,434	9,434	—	—
Jorge Woldenberg	9,434	9,434	—	—
Roberto Woldenberg	9,434	9,434	—	—
Salomon Joseph Woldenberg	9,434	9,434	—	—
Chardan Capital Markets, LLC (9)	150,000	150,000
Total	26,563,901	26,563,901

(1)

Represents 556,037 shares issued to the Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 at the closing of the Business Combination, plus 94,340 shares issued into escrow on behalf of the Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 with the Company’s transfer agent in accordance with the Membership Interest Purchase Agreement and 935,646 shares that may be issued to Andrea Jane Acker Revocable Trust U/A in connection with the Earnout as contemplated by the Membership Interest Purchase Agreement.

(2)	Represents 83,437 shares of stock issued in private placements plus 83,437 shares underlying warrants issued in private placements.
(3)	Represents 19,000 shares of stock issued in private placements plus 10,613 shares underlying warrants issued in private placements.

(4)	Represents 398,728 shares of stock issued in private placements plus 222,500 shares underlying warrants issued in private placements.
(5)

Represents 2,745,938 shares of stock issued in private placements plus 2,083,438 shares underlying warrants issued in private placements. Lion Point is the investment manager to its investment fund client Lion Point Master, LP.

(6)	Represents 870,725 shares of stock issued in private placements plus 1,139,387 shares underlying warrants issued in private placements.
(7)

Represents 5,004,340 shares issued to the JR Trust at the closing of the Business Combination, plus 849,056 shares issued into escrow on behalf of the JR Trust with the Company’s transfer agent in accordance with the Membership Interest Purchase Agreement and 8,420,813 shares that may be issued to the JR Trust in connection with the Earnout as contemplated by the Membership Interest Purchase Agreement. Of the 5,004,340 shares referenced above, the most recent Form 4 of the JR Trust, dated December 23, 2021, reflects that the JR Trust beneficially owned 3,798,044 shares as of such date.

(8)	Represents 135,998 shares of stock issued in private placements plus 55,625 shares underlying warrants issued in private placements.
(9)

Represents 75,000 shares and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the Units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if the applicable conditions under Rule 144 for a Selling Stockholder are met, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Holland & Knight LLP.

EXPERTS

The consolidated financial statements of BurgerFi International, Inc. and Subsidiaries at December 31, 2020 (Successor) and BurgerFi International, LLC and Subsidiaries at December 31, 2019 (Predecessor), and the period from December 16, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to December 15, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), incorporated by reference in this Prospectus and Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hot Air, Inc. and Subsidiaries at January 4, 2021 and December 30, 2019 and for the years then ended incorporated by reference in this Prospectus and Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.burgerfi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3,4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC by us pursuant to the Exchange Act are incorporated by reference in this prospectus, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K:

•	Our Annual Report on Form 10–K for the fiscal year ended December 31, 2020, filed on April 29, 2021;

•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 19, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 12, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 12, 2021;

•

Our Current Reports on Form 8–K filed on January 11, 2021, January 26, 2021, February 22, 2021, February 25, 2021, March 3, 2021, April 16, 2021, April 21, 2021, April 29, 2021, May 3, 2021, June 25, 2021, July 16, 2021, August 31, 2021, September 14, 2021, October 4, 2021, October 14, 2021, November 5, 2021 and January 3, 2022 and Form 8-K/A filed on April 19, 2021;

•	The Company’s Definitive Proxy Statement for its 2021 Annual Meeting of Stockholders, filed with the SEC on July 21, 2021.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Please make your request by writing or telephoning us at the following address or telephone number:

BurgerFi International, Inc.

Investor Relations

105 U.S. Highway 1

North Palm Beach, Florida 33408

(561) 844-5528

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

Amount Paid or to be Paid
SEC registration fee	$54,650.47
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 (a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

In addition, our Amended and Restated Certificate of Incorporation provides for indemnification of each of our directors and officers who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of ours or is or was serving at our request as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL. Our Amended and Restated Bylaws also provide for such indemnification other than with respect to an action by or in the right of the Company and so long as such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and our Amended and Restated Bylaws provide for similar indemnification with respect to actions by or in the right of the Company.

Further, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws also provide for such limitation of liability with respect to our officers. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16.	Exhibits.

Exhibit Index

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 30, 2020)

2.2	Amendment Agreement to the Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 1, 2020)

2.3	Stock Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 14, 2021)

2.4	Amended and Restated Stock Purchase Agreement dated November 3, 2021 by and among Hot Air, Inc., Cardboard Box, LLC and the Company (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on November 5, 2021).

3.1	Amended and Restated Certificate of Incorporation of the Company, effective on December 16, 2020 (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

3.2	Certificate of Designation of Series A Preferred Stock of the Company, dated November 3, 2021 (Incorporated by reference to Exhibit 4.2 to the Company’s registration statement on Form S-8 filed by the Company on November 3, 2021).

3.3	Amended and Restated Bylaws of the Company, effective as of December 16, 2020 (Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

4.1	Description of Capital Stock (Incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 29, 2021)

4.2	Specimen Common Stock Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-223106) filed on March 8, 2018)

4.3	Specimen Warrant Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-223106) filed on March 8, 2018)

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2018)

5.1*	Opinion of Holland & Knight LLP

21.1	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 29, 2021)

23.1*	Consent of Holland & Knight LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, LLP

23.3*	Consent of BDO USA, LLP

24.1	Power of Attorney (Incorporated by reference to the signature page to the registrant’s registration statement on Form S-1 filed by the registrant on April 30, 2021)

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
+	Indicates a management contract or a compensatory plan or agreement.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Palm Beach, State of Florida on January 4, 2022.

BURGERFI INTERNATIONAL, INC.

By:	/s/ Michael Rabinovitch
Michael Rabinovitch
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ian Baines	Chief Executive Officer	January 4, 2022
Ian Baines	(Principal Executive Officer)

/s/ Michael Rabinovitch	Chief Financial Officer	January 4, 2022
Michael Rabinovitch	(Principal Financial and Accounting Officer)

/s/ ***	Executive Chairman of the Board	January 4, 2022
Ophir Sternberg
***Signature delivered under Power of Attorney

/s/ ***	Director	January 4, 2022
Allison Greenfield
***Signature delivered under Power of Attorney

	Director	__________, 2022
Vivian Lopez-Blanco

/s/ ***	Director	January 4, 2022
Gregory Mann
***Signature delivered under Power of Attorney

/s/ ***	Director	January 4, 2022
Martha Stewart
***Signature delivered under Power of Attorney

	Director	, 2022
Andrew Taub

***/s/ Michael Rabinovitch
Michael Rabinovitch